UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

washington, d.c.

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2020

Digital Development Partners, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52828 (Commission File Number)	98-0521119 (IRS Employer Identification No.)

3505 Yucca Drive, Suite 104, Flower Mound, Texas 75028

(Address of principal executive offices, including zip code)

(833) 223-4204

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K (the “Original 8-K”) filed by Digital Development Partners, Inc. (the “Company”) on January 7, 2020, and as amended on April 3, 2020, April 13, 2020, May 11, 2020, and July 13, 2020 (the “July Amendment”), reporting under Item 2.01 the completion of the acquisition of Black Bird Potentials Inc., a Wyoming corporation (“Black Bird”).

The Management’s Discussion and Analysis of Financial Condition and Results of Operations section included below under Item 2.01 Completion of Acquisition or Disposition of Assets supplements the disclosure contained in the July Amendment.

Under Item 9.01 of the Original 8-K, the Company was obligated to file (a) the financial statements required by Item 9.01 no later than 71 days after the date on which the Original 8-K was required to be filed, and (b) the pro forma financial information required by Item 9.01 no later than 71 days after the date on which the Original 8-K was required to be filed. The July Amendment amends and restates Item 9.01 of the Original 8-K to present certain financial statements of Black Bird and certain pro forma financial information, which were filed as exhibits to the July Amendment and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

— Management’s Discussion and Analysis of Financial Condition and Results of Operations —

Basis of Presentation. Because our company, Digital Development Partners, Inc., was a “shell company” from 2014 through all of 2019, this section presents information concerning Black Bird acquired by us effective January 1, 2020, for the periods and as of the dates indicated. This information includes Black Bird’s financial results, as well as narrative descriptions thereof. In addition, where appropriate, this section presents pro forma financial information, which assumes our company’s acquisition of Black Bird had occurred on certain prior dates, as indicated.

Effects of COVID-19. As of the date here, there exist significant uncertainties regarding the current novel Coronavirus (COVID-19) pandemic, including the scope of health issues, the possible duration of the pandemic and the extent of local and worldwide social, political and economic disruption it may cause in the future.

To date, the COVID-19 pandemic has had a discernable short-term negative impact on the ability of our company to obtain capital needed to accelerate the development of our business.

With respect to our business operations, while our product sales have increased since the initial impact of the COVID-19 pandemic due primarily to our recently introducing hand sanitizer gel and spray products, we believe the COVID-19 pandemic has had a discernable short-term negative impact on our product sales, inasmuch as we and our distributors have been limited in face-to-face sales meetings with respect to our products. We are unable to predict when such limitations will ease.

Overall, our company is not of a size that has required us to implement “company-wide” policies in response to the COVID-19 pandemic. Further, our product manufacturing operations have experienced no negative consequences attributable to the COVID-19 pandemic, inasmuch as these operations involve a limited number of persons. However, as the states continue to re-open, re-close, then re-open their economies, the scope and nature of the impacts of COVID-19 on our company will evolve day-by-day, week-by-week.

The COVID-19 pandemic can be expect to continue to result in regional and local quarantines, labor stoppages and shortages, changes in consumer purchasing patterns, mandatory or elective shut-downs of retail locations, disruptions to supply chains, including the inability of our suppliers to deliver materials on a timely basis, or at all, severe market volatility, liquidity disruptions and overall economic instability. It can be further expected that the COVID-19 pandemic will continue to have unpredictably adverse impacts on our business, financial condition and results of operations. This situation is changing rapidly and additional impacts may arise of which we are not currently aware.

We intend to continue to assess the evolving impact of the COVID-19 pandemic, not only on our company, but on the operations of our customers, consumers and supply chains, and intend to make adjustments accordingly. However, the extent to which the COVID-19 pandemic may impact our business, financial condition and results of operations will depend on how the COVID-19 pandemic and its impact continues to impact the United States and, to a lesser extent, the rest of the world, all of which remains highly uncertain and cannot be predicted at this time.

In light of these uncertainties, for purposes of the discussion below, except where otherwise indicated, the descriptions of our business, our strategies, our risk factors and any other forward-looking statements, including regarding us, our business and the market generally, do not reflect the potential impact of the COVID-19 pandemic or our responses thereto.

Cautionary Statement. The following discussion and analysis should be read in conjunction with our financial statements and related notes. Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties.

Implications of Being an Emerging Growth Company. As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	Only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure.
•	Reduced disclosure about our executive compensation arrangements.
•	Not having to obtain non-binding advisory votes on executive compensation or golden parachute arrangements.
•	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of these reduced reporting burdens herein, and the information that we provide may be different than what you might get from other public companies in which you hold stock.

Critical Accounting Policies. Our accounting policies are discussed in detail in the footnotes to our financial statements. We consider our critical accounting policies related to revenue recognition, inventory and fair value of financial instruments.

Our management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

Overview and Outlook. With the acquisition of Black Bird effective January 1, 2020, Black Bird’s operations became the operations of our company.

Black Bird is engaged in the manufacture and sale of products containing Cannabidiol, or CBD, derived from industrial hemp that contains no more than 0.3% tetrahydrocannabinol (THC), the principal psychoactive constituent of cannabis (marijuana). All of these products are marketed under the “Grizzly Creek Naturals” brand name as zero-THC products. In April 2020, Black Bird began the manufacture and sale of hand sanitizer gel and spray products under the Grizzly Creek Naturals brand name.

Black Bird is a licensed participant in the Montana Hemp Pilot Program, under which it is a legal grower of industrial hemp.

Also, Black Bird owns the exclusive rights to distribute an environmentally-friendly plant-based biopesticide (which will sell under the MiteXstream brand name) that targets spider mites, which are a significant problem in the cultivation of cannabis (marijuana and industrial hemp) and hops, among other crops. EPA approval of MiteXstream as a plant-based biopesticide is expected in late 2020. Sales of MiteXstream will not commence until EPA certification is achieved.

Principal Factors Affecting Our Financial Performance. Following our acquisition of Black Bird, our future operating results can be expected to be primarily affected by the following factors:

•	our ability to attract and retain customers for our Grizzly Creek Naturals, and other, products;
•	our ability to maintain the value proposition of MiteXstream, once certified as a biopesticide, vis-a-vis other available pest control products; and
•	our ability to contain our operating costs.

We expect that our revenues will increase from quarter to quarter for the foreseeable future, beginning with the quarter ending March 31, 2020. We expect to incur operating losses through at least September 30, 2020, until sales volumes of our Grizzly Creek Naturals CBD products increase significantly. Further, because of our current lack of capital and the current lack of brand name awareness of Grizzly Creek Naturals, we cannot predict the levels of our future revenues.

Based on informal testing done by, and discussions with, cannabis (marijuana and industrial hemp) cultivation industry participants, our management believes that MiteXstream will become the most dynamic, fastest growing part of our business. The impact of these operations is expected to arrive beginning in the first quarter of 2021.

Results of Operations.

Years Ended December 31, 2019 (the “Fiscal 2019”) and 2018 (“Fiscal 2018”). During Fiscal 2019, Black Bird generated $17,771 in revenues from sales of Grizzly Creek Naturals CBD products with a cost of goods sold of $17,802, resulting in a gross loss of $31. During Fiscal 2018, Black Bird did not generate any revenues.

During Fiscal 2019, Black Bird incurred operating expenses of $149,642, which were comprised of $48,108 in consulting services ($45,000 of which was paid by the issuance of common stock), $8,471 in website expenses, $32,860 in legal and professional services, $44,762 for product license, $4,461 in bad debt expense and $10,980 in general and administrative expense, resulting in a net loss of $149,373. During Fiscal 2018, Black Bird incurred operating expenses of $138, resulting in a net loss of $138 (unaudited).

We expect that our revenues will increase from quarter to quarter for the foreseeable future, beginning with the quarter ended March 31, 2020. We expect to incur operating losses through at least September 30, 2020, until sales volumes of our products increase significantly. Further, because of our current lack of capital and the current lack of brand name awareness of Grizzly Creek Naturals, we cannot predict the levels of our future revenues.

Based on informal testing done by, and discussions with, cannabis (marijuana and industrial hemp) cultivation industry participants, our management believes that MiteXstream will become the most dynamic, fastest growing part of our business. The impact of these operations is expected to arrive beginning in the first quarter of 2021, at the earliest.

Fiscal 2019 and Fiscal 2018, Pro Forma. During Fiscal 2019, our company and Black Bird, on a combined basis, generated $17,771 in revenues, but incurred a net loss of $271,340, due to our company’s net loss of $121,967 and Black Bird’s net loss of $149,373 during Fiscal 2019.

Plan of Operation.

Hemp/CBD Products. Our company’s hemp-related operations will include three separate functions, each of which will be managed as a separate business. These functions are (a) the cultivation of hemp, (b) the extraction of CBD from the cultivated hemp and (c) the manufacture, sale and distribution of CBD products.

Cultivation. Black Bird is a licensed hemp grower in the Montana Hemp Pilot Program (MT Pilot Program). During the Fall of 2019, we harvested our first small crop of industrial hemp, and we expect to do the same during 2020. We chose to grow a small first crop of industrial hemp in an indoor facility owned by our President, Fabian G. Deneault, as a means of learning, first hand, more about the horticultural needs of industrial hemp, rather than to grow a large, commercial crop. Should future business conditions warrant, we intend to expand our industrial hemp growing operations into available nearby indoor facilities, as well as to available farmland in the Ronan, Montana, area. No prediction can yet be made with respect to our future industrial hemp growing operations. Each 13 months, our indoor growing operations will be capable of producing four full crops of industrial hemp. In Montana, our outdoor growing operations would be capable of producing a single full crop of hemp each calendar year. Once harvested, our hemp crops would be transported to our planned CBD extraction facility to be located in the Ronan, Montana, area.

Extraction. We intend to construct a CBD extraction facility in the Ronan, Montana, area, the precise size and location of which has not yet been determined. In addition to extracting CBD from our own hemp crops for use in our Grizzly Creek Naturals CBD products, we intend to establish our company as the leading CBD extraction facility in the State of Montana. Our efforts in this regard are supported by the rules of the MT Pilot Program which require that all hemp grown in Montana be processed within Montana. There is no assurance that we will be able to so establish our company’s CBD extraction facility. By establishing a CBD extraction facility, we expect that we would enjoy a significant reduction in the cost of CBD compared to purchasing needed CBD from third parties, as we do currently. Following the CBD extraction process, the hemp remains substantially intact. Our management has yet to determine how the post-extraction hemp will be processed into one or more products into which hemp is able to be refined.

Grizzly Creek Naturals.

CBD Products. We have created “Grizzly Creek Naturals” as the brand name for our CBD-related products, which are manufactured by our company using CBD purchased from third parties. Once we begin producing commercial quantities of industrial hemp and extracting the CBD therefrom, we will begin to use all of our own CBD and supplement it with CBD from third parties, as necessary.

We have expanded our line of Grizzly Creek Naturals CBD products and currently manufacture and sell the following items:

•	CBD Oil: Unflavored, Huckleberry, Cherry Flavors in 100mg, 250mg, 500mg, 1000mg and 2500mg dosages
•	CBD-Infused Body Butter (500mg): Unscented and Huckleberry Scent
•	CBD-Infused Lip Balm (30mg): Huckleberry Scent
•	Bath Bomb with 50mg of CBD: Eucalyptus, Lavender and Citrus Scents

In July 2020, we intend to begin sales of CBD gummies under the “Glacier Gummies”, on a private-label basis. We cannot assure you that we be successful financially in these efforts.

Other Products. In April 2020, we began sales of our Grizzly Creek Naturals hand sanitizer to distributors, directly to retail customers and directly to consumers through our website, having completed our initial FDA product listing in March 2020. Since their introduction, our hand sanitizer sales have been our best selling products.

In July 2020, we intend to begin production and sales of a coffee-based energy drink under the “Grizzly Grind” brand name. We cannot assure you that we be successful financially in these efforts.

Hand Sanitizer. In April 2020, we began to manufacture and sell our Grizzly Creek Naturals hand sanitizer gel and spray products (without CBD) to distributors, directly to retail customers and directly to consumers through our website, having completed our initial FDA product listing in March 2020. Since their introduction, demand for our hand sanitizer products has exceeded our ability to produce these products. The primary hindrance to our ability to produce enough hand sanitizer products has been a scarcity of plastic bottles, pumps and caps available to us, which is attributable to the COVID-19 pandemic. We expect this scarcity of plastic bottles, pumps and caps to abate during the third and fourth quarters of 2020, but no assurance can be made in this regard.

Products for Animals. In July 2020, we intend to introduce CBD products for dogs under our Grizzly Creek Naturals brand name. We cannot assure you that we be successful financially in these efforts.

Distribution. Currently, we distribute our products directly to consumers and retail outlets in Montana and sell our products to consumers through our website: www.grizzlycreeknaturals.com. In addition, our products are distributed to retail outlets and directly to consumers by our distributors.

MiteXstream. We intend to have MiteXstream approved as a biopesticide by the U.S. Environmental Protection Agency, and, thereafter, approved, initially, for use in the various states. In January 2020, the application for MiteXstream to be certified as a biopesticide was filed with the EPA. It is expected that EPA approval will be obtained in approximately ten months. Assuming EPA approval, application would be made to the various states for approval; the state approval process takes between one and eight months, variously. Until we obtain the required pesticide certifications, we will not sell any MiteXstream. As soon as we have obtained the required pesticide approvals, we intend to launch immediately our planned MiteXstream sales and distribution efforts.

Based on informal testing done by, and discussions with, cannabis cultivation industry participants, our management believes that MiteXstream will become the most dynamic, fastest growing part of our business. However, no prediction can be made in this regard.

Financial Condition, Liquidity and Capital Resources.

Recent Capital Source. In April 2020, our company obtained a total of $50,000 in loans from two third parties ($25,000 from each). In consideration of each loan, we issued a $25,000 face amount convertible promissory note that bears interest at 10% per annum, with principal and interest due in January 2021. Each such convertible promissory note may be converted into shares of our common stock at the rate of one share for each $.001 of debt converted anytime after August 30, 2020. A portion of the proceeds from this offering will be used to repay these loans. (See “Use of Proceeds”).

December 31, 2019. At December 31, 2019, Black Bird had $85,969 in cash and working capital of $114,945, compared to $37,662 in cash and working capital of $37,662 at December 31, 2018. From its inception in October 2018 through December 31, 2019, Black Bird derived a total of $217,250 in cash from sales of its common stock. Our current cash position of approximately $25,000 is adequate for our company to maintain its present level of operations through the remainder 2020. However, we must obtain additional capital from third parties to implement our full business plans. There is no assurance that we will be successful in obtaining such additional capital, including through this offering.

December 31, 2019, Pro Forma. On a combined basis (our company and Black Bird), we had $86,942 in cash and working capital of $107,247.

Important Transactions Related to the Black Bird Acquisition. Upon the January 1, 2020, effective date of the Black Bird acquisition, we consummated a stock cancellation agreement with a related party and three separate debt forgiveness agreements with related parties, as follows:

Stock Cancellation Agreement. We entered into this agreement with our former majority shareholder, EFT Holdings, Inc., whereby we cancelled all 79,265,000 shares of common stock then owned by EFT Holdings, Inc.

Debt Forgiveness Agreements. We entered into three separate debt forgiveness agreements with related parties:

EFT Holdings, Inc.: we issued 18,221,906 shares of common stock to our former majority shareholder, EFT Holdings, Inc., in payment of $886,108 of indebtedness, principal and accrued interest.

EF2T, Inc.: we issued 2,240,768 shares of common stock to a related party, EF2T, Inc., in payment of $109,992 of indebtedness, principal and accrued interest.

Astonia LLC: we issued 2,831,661 shares of common stock to a related party, Astonia LLC, in payment of $136,997 of indebtedness, principal and accrued interest.

Off Balance Sheet Arrangements. With respect to our company and Black Bird, as of December 31, 2019 and 2018, there were no off-balance sheet arrangements. Since December 31, 2019, our company has entered into operating leases for two facilities.

Contractual Obligations. To date, neither our company nor Black Bird has entered into any long-term obligations that require monthly cash payments.

Capital Expenditures. Neither our company nor Black Bird made no capital expenditures during Fiscal 2019. Should capital become available to us, we intend to expect to make capital expenditures related to the establishment of our industrial hemp production and CBD extraction business. The specific amount of such capital expenditures cannot be estimated currently.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

23.1*	Consent of Farmer, Fuqua & Huff, P.C.

99.1*	Audited financial statements of Black Bird Potentials Inc. as of and for the years ended December 31, 2019 and 2018.

99.2*	Unaudited pro forma balance sheet as of December 31, 2019, and unaudited pro forma statements of income for the years ended December 31, 2019 and 2018.

_______________________

* Incorporated by reference as indicated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Date: July 23, 2020.

DIGITAL DEVELOPMENT PARTNERS, INC.

By:	/s/ FABIAN G. DENEAULT
Fabian G. Deneault
President